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



                                                 Exhibit 21
                                         SUBSIDIARIES OF REGISTRANT
                                         --------------------------


                                                Jurisdictions of               Percentage of
Subsidiary Name                                 Incorporation                  Control
---------------------------------------------   -----------------------------  -------------
* Berec Components Limited                      UK                             100%
  Berec Overseas Investments Limited            UK                             100%
  EBC Batteries, Inc.                           Delaware                       100%
  EBC (India) Company Ltd.                      India                          100%
  EBC Uruguay, S. A.                            Uruguay                        100%
  Energizer Asia Pacific, Inc.                  Delaware                       100%
  Energizer Australia Pty. Ltd.                 Australia                      100%
  Energizer Canada (division of RP Canada)      Canada                         100%
  Energizer (China) Co., Ltd.                   China                          100%
  Energizer Hellas A.E.                         Greece                         100%
  Energizer Holdings, Inc.                      Missouri                       100%
  Energizer Hong Kong Limited                   Hong Kong                      100%
  Energizer Hungary Trading Ltd.                Hungary                        100%
  Energizer Iberia, S.A.                        Spain                          100%
  Energizer India Limited                       India                           51%
  Energizer International, Inc.                 Delaware                       100%
  Energizer Italia, S.p.A.                      Italy                          100%
  Energizer Japan, Inc.                         Delaware                       100%
  Energizer Korea, Ltd.                         Korea                          100%
  Energizer Lanka Limited                       Sri Lanka                       60%
  Energizer LLC                                 Russia                         100%
  Energizer Malaysia SDN.BHD.                   Malaysia                        80%
  Energizer Middle East and Africa Limited      Delaware                       100%
* Energizer Nordic A/S                          Denmark                        100%
  Energizer Philippines, Inc.                   Philippines                    100%
* Energizer Pil Ticaret Ltd.Sti                 Turkey                         100%
  Energizer Polska Spolka zo.o                  Poland                         100%
  Energizer Puerto Rico, Inc.                   Puerto Rico                    100%
  Energizer SA                                  Switzerland                    100%
  Energizer Slovakia, Spol.Sr.O.                Slovak Republic                100%
  Energizer (South Africa) Ltd.                 Delaware                       100%
  Energizer (Thailand) Limited                  Thailand                       100%
  Energizer UK Company                          UK                             100%
  Ever Ready (Ireland) Limited                  Ireland                        100%
  Ever Ready Limited                            UK                             100%
  Eveready Batteries Kenya Ltd.                 Kenya                           14%
  Eveready Battery Company, Inc.                Delaware                       100%
  Eveready Battery International, Inc.          Delaware                       100%
  Eveready de Chile S.A.                        Chile                          100%
  Eveready de Colombia, S.A.                    Colombia                       100%
  Eveready de Mexico S.A. de C.V.               Mexico                         100%
  Eveready de Venezuela, C.A.                   Venezuela                      100%
  Eveready Ecuador C.A.                         Ecuador                        100%
  Eveready Egypt S.A.E.                         Egypt                           51%
  Eveready Energizer Miniatures Limited         India                           49%
* Eveready Ghana Limited                        Ghana                         66.6%
  Eveready Hong Kong Company                    Hong Kong                      100%
  Eveready New Zealand Limited                  New Zealand                    100%
  Eveready Singapore Pte. Ltd.                  Singapore                      100%
  Fibat S.A.                                    France                          20%
  PT Eveready Battery Indonesia                 Indonesia                       80%
  PT Eveready Trading Indonesia                 Indonesia                      100%
  Ralston Battery Systems Ges.m.b.H.            Austria                        100%
  Ralston Energy Systems Benelux, S.A.          Belgium                        100%
  Ralston Energy Systems Deutschland G.m.b.H.   Germany                        100%
  Ralston Energy Systems France S.A.            France                         100%
  Ralston Energy Systems Iberica, S.A.          Spain                          100%
  Ralston Energy Systems spol.sr.o.             Czech Republic                 100%
  Ralston Energy Systems U.K. Limited           UK                             100%
  Ralston Purina Argentina S.A.                 Argentina                      100%
  Ralston Purina do Brasil Ltda.                Brazil                         100%
  Ralston Trust Limited                         UK                             100%
  Rechargeabe Products (UK) Ltd.                UK                             100%
  Sonca Products Limited                        Hong Kong                      100%
* WER (MVL) (1998) Limited                      UK                             100%

*  In  liquidation.

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